UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 30, 2011
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10868 189th Street, Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)		(Zip Code)
(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Credit Agreement

On June 30, 2010, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with certain banks named therein (the “Banks”) and AgStar Financial Services, PCA (“AgStar”), as agent to such banks.  In accordance with the Credit Agreement, the Company obtained a $101,000,000 term loan (the “Term Loan”), maturing on August 1, 2014, a $10,000,000 term revolving loan (the “Term Revolving Loan”) maturing on August 1, 2014 and a $15,000,000 revolving line of credit (the “Revolving LOC”), with a one-year maturity expiring on March 31 of each year.

On March 31, 2011, the Company, AgStar and the Banks entered into an Amendment to Amended and Restated Credit Agreement (the “First Amendment”).  Pursuant to the First Amendment: (i) the maturity date of the Revolving LOC was extended 90 days to June 30, 2011, (ii) the definition of “Working Capital” was modified to exclude “Excess Cash Flow Payments” due during the applicable period of measurement from the amount used to calculate Working Capital, (iii) language was added to provide that any Excess Cash Flow Payments with respect to a fiscal year could be paid quarterly in the following fiscal year; and (iv) the interest rate for the Revolving LOC was increased to the One Month London Interbank Offered Rate (“LIBOR”) Rate plus 445 basis points, and in no event less than six percent per annum.  In connection with the modifications made in the First Amendment, the Company paid $50,000, half of which was paid to AgStar and half of which was split among the Banks.

On June 30, 2011, the Company, AgStar and the Banks entered into a Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”).  Pursuant to the Second Amendment: (i) the maturity date of the Revolving LOC was extended to March 31, 2012, (ii) the interest rate for the Term Loan that is not converted to a fixed rate loan shall bear interest at a variable rate equal to the LIBOR Rate plus 445 basis points, and in no event less than six percent per annum, (iii) the interest rate for the Term Revolving Loan shall bear interest at a variable rate equal to the LIBOR Rate plus 445 basis points, and in no event less than six percent per annum, (iv) the interest rate for the Revolving LOC shall bear interest at a variable rate equal to the LIBOR Rate plus 445 basis points, and in no event less than six percent per annum, (v) a schedule was revised for additional adjustments to the interest rates if certain equity levels are achieved, (vi) the maximum amount of Excess Cash Flow Payments was increased to six million dollars ($6,000,000) in any fiscal year (from four million dollars ($4,000,000), or twenty-four million dollars ($24,000,000) over the term of the Credit Agreement (an increase from sixteen million dollars ($16,000,000), and (vii) the Company must achieve, and continually maintain, Tangible Owner’s Equity of not less than 40% (a decrease from the previous level of 50%).  In connection with the modifications made in the Second Amendment, the Company paid a servicing fee of $50,000 to AgStar.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Second Amendment to Amended and Restated Credit Agreement by and among Southwest Iowa Renewable Energy, LLC and AgStar Financial Services, PCA, the Banks named therein, effective as of June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: July 6, 2011	By:	/s/ Brian T. Cahill
Brian T. Cahill
General Manager/Chief Executive Officer